EXHIBIT (13)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS:

(A) Computation of the weighted average number of shares of common stock outstanding for the years ended September 30, 1995, 1994 and 1993:

                                                                               WEIGHTED
                             SHARES OF     NUMBER OF DAYS       NUMBER OF       SHARES
                           COMMON STOCK      OUTSTANDING        SHARE DAYS    OUTSTANDING
                           ------------    --------------     --------------  -----------
1995
----
October 1 - September 30      6,274,260          365           2,290,105,018
Shares Issued                    71,205        Various             8,432,227
                              ---------                        -------------
                              6,345,465                        2,298,537,245    6,297,362
                              =========                        =============    =========

1994
----
October 1 - September 30      6,881,449          365           2,511,728,756
Treasury Stock Purchases     (  661,670)       Various        (   36,167,603)
Shares Issued                    54,481        Various            11,332,906
                              ---------                        -------------
                              6,274,260                        2,486,894,059    6,813,408
                              =========                        =============    =========

1993
----
October 1 - September 30      6,836,849          365           2,495,449,751
Shares Issued                    44,600        Various             7,631,475
                              ---------                        -------------
                              6,881,449                        2,503,081,226    6,857,757
                              =========                        =============    =========

(B)  Computation of Earnings Per Share:

     Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                                 1995                    1994                   1993
                              ----------              ----------             ----------
Net Earnings                  $4,153,761              $3,665,123             $3,122,163

Weighted average number of
shares of common stock
outstanding                    6,297,362               6,813,408              6,857,757

Earnings Per Share               $.66                    $.54                   $.46
                                 ====                    ====                   ====

                                       62